UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2008

SPARTAN STORES, INC.
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-31127 (Commission File Number)	38-0593940 (IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan (Address of principal executive offices)	49518-8700 (Zip Code)

Registrant's telephone number,
including area code:  (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On December 19, 2008 Spartan Stores, Inc. (the "Company") entered into amended Executive Employment Agreements and Executive Severance Agreements (collectively, the "Agreements") with certain of the Company's officers identified on the Exhibits to this Current Report.

          The amended agreements replace existing agreements and are not intended to materially increase payments or benefits due under the existing agreements. Most of the amendments to the Executive Employment Agreements and many of the amendments to the Executive Severance Agreements are designed to cause the Agreements to comply with or be exempt from regulations issued under Internal Revenue Code Section 409A which will become effective on December 31, 2008.

          In addition, the Executive Severance Agreements were amended to align certain provisions with prevailing market practices. These amendments result in substantial reductions to benefits to the Company's executives upon termination following a change in control.

          The amendments to the Agreements are summarized below. The form of each agreement is attached as an exhibit to this Current Report and is incorporated herein by reference. The following brief description of the material changes to the agreements presented below is qualified in its entirety by reference to the full text of the agreements themselves.

          Employment Agreements

          As with the current Employment Agreements, severance benefits will be payable to the executive only in the event of termination by the Company at will, or by the executive for "good reason" (as defined in the agreement). The material changes to the Employment Agreements are as follows:

•

In order to qualify for certain exemptions from Section 409A, any severance payments under the new Agreements will be paid in the form of a single lump-sum payment. In addition, continuation of health care coverage under COBRA will be restructured as a reimbursement to the executive. The previous Employment Agreements provided for salary continuation and COBRA continuation by the Company.

•	The amendments restrict the circumstances under which the executive may terminate employment for "good reason" and be entitled to severance pay.

•

Under the previous Employment Agreements, in the event of a dispute requiring arbitration, the losing party will reimburse the prevailing party for the prevailing party's costs and attorney fees. The new Agreements provide that each party will pay its own costs and attorney fees, except that the Company will pay the executive's reasonable attorney fees if the executive prevails.

          The Executive Chairman's Employment Agreement

          As previously announced, Mr. Sturken transitioned from the position of Chief Executive Officer to Executive Chairman of the Board on October 15, 2008. Mr. Sturken's Employment Agreement differs from the other executive officers of the Company in the following respects:

•

Mr. Sturken is not required to provide services to the Company on a full-time basis. He will, however, play an active role in the management of the Company, and has agreed to devote the time necessary to perform his duties under the agreement.

•

Mr. Sturken is required to tender annually his resignation from the Board of Directors. If the Board of Directors accepts the tendered resignation, or otherwise terminates his employment without cause, he will receive a lump sum payment equal to one year's salary, plus any remaining COBRA continuation cost with respect to the balance of the first one-year term of the agreement.

          Severance Agreements

          As with the existing agreements, the amended Executive Severance Agreements will provide benefits to executives if the Company terminates the executive's employment without "Cause," or if the executive terminates the employment for "Good Reason," within a specified period of time following a "Change in Control" of the Company (each as defined in the agreement). The material amendments to the Executive Severance Agreements are described below. The changes to the Chief Executive Officer's Executive Severance Agreement are described with reference to the agreement with the Company's previous Chief Executive Officer.

•

For the Chief Executive Officer, the period of time following a change in control during which a termination may trigger benefits under the Executive Severance Agreement is reduced from three years to two years. The trigger period for the other officers will remain at two years.

•	The lump-sum cash payment payable to the Chief Executive Officer is reduced from three years' salary and bonus to two years' salary and bonus.

•	The reimbursement of health and life insurance benefits for the Chief Executive Officer will be reduced from 36 months to 24 months.

•	The payment to the Chief Executive Officer for additional service under the Company's pension plan and Supplemental Executive Retirement Plan ("SERP") will be reduced from 36 months to 24 months.

•	Each of the Company's executives will be required to accept up to a 10 percent reduction of severance benefits to avoid imposition of any excise tax imputed pursuant to IRC Sections 280G and 4999.

•

The new agreements reduce the continuation of tax and financial planning benefits to 12 months. Previous agreements provided this benefit for 36 months for the Chief Executive Officer and 24 months for other officers.

•	The new agreements limit outplacement assistance to $25,000 for each executive. Previous agreements provided outplacement assistance in an amount equal to 15 percent of the executive's base salary.

•	The new agreements provide that all severance payments will be delayed for 6 months to comply with IRC 409A.

          Mr. Sturken's Executive Severance Agreement differs from the others in one respect. His health care benefit continuation is not a part of the severance payments, except that if he becomes entitled to severance pay during the first 12 months of his service as Chair of the Board of Directors he would be entitled to COBRA payment reimbursements for the balance of the 12 month period.

          Under Mr. Sturken's previous Executive Severance Agreement, the period of time following a change in control during which a termination may trigger benefits under the Executive Severance Agreement was three years. This "trigger period" has been reduced to two years in Mr. Sturken's amended agreement.

          Except as described above, the amended employment agreements and executive severance agreements are the same as the previous agreements in all material respects.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits: The following documents are attached as an exhibit to this report on Form 8-K:

	10.1	Form of Executive Employment Agreement.

	10.2	Form of Executive Severance Agreement.

	10.3	Employment Agreement with Craig C. Sturken.

	10.4	Severance Agreement with Craig C. Sturken.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 24, 2008	SPARTAN STORES, INC.

	By	/s/ David M. Staples
David M. Staples Chief Financial Officer

Exhibit Index

Exhibit Number	Document
10.1	Form of Executive Employment Agreement.

10.2	Form of Executive Severance Agreement.

10.3	Employment Agreement with Craig C. Sturken.

10.4	Severance Agreement with Craig C. Sturken.